                                                                    EXHIBIT 99.1


                        Advanced Energy Industries, Inc.
                             1625 Sharp Point Drive
                          Fort Collins, Colorado 80525

                                 March 25, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

Pursuant to Securities and Exchange Commission Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Advanced Energy Industries, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the Audit.



                                    /s/ Michael El-Hillow
                                    ------------------------------
                                    Senior Vice President and
                                    Chief Financial Officer